UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT

(DATE OF EARLIEST EVENT REPORTED)

April 7, 2020

Fox Corporation

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	001-38776	83-1825597
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NO.)	(IRS EMPLOYER IDENTIFICATION NO.)

1211 Avenue of the Americas, New York, New York 10036

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

(212) 852-7000

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbols	Name of Each Exchange on Which Registered
Class A Common Stock, par value $0.01 per share	FOXA	The Nasdaq Global Select Market
Class B Common Stock, par value $0.01 per share	FOX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On April 7, 2020 (the “Issue Date”), Fox Corporation (the “Company”) closed its previously announced public offering of $600,000,000 aggregate principal amount of 3.050% senior notes due 2025 (the “2025 Notes”) and $600,000,000 aggregate principal amount of 3.500% senior notes due 2030 (the “2030 Notes” and, together with the 2025 Notes, the “Notes”). The offering of the Notes was made pursuant to a Prospectus Supplement, dated March 31, 2020 and filed with the Securities and Exchange Commission (the “SEC”) on April 2, 2020, and the Base Prospectus, dated March 31, 2020, filed as part of the Company’s automatic shelf registration statement on Form S-3 (File No. 333-237499) that became effective under the Securities Act of 1933, as amended, when filed with the SEC on March 31, 2020.

The Notes were issued pursuant to the Indenture, dated as of January 25, 2019 (as amended or supplemented prior to the date hereof, the “Indenture”), between the Company and The Bank of New York Mellon, as trustee. The Notes are the Company’s senior unsecured obligations and are not guaranteed by any of the Company’s subsidiaries on the Issue Date; provided, that, following the Issue Date, subsidiaries of the Company will guarantee the Notes on a senior unsecured basis in certain circumstances set forth in the Indenture.

Interest on the 2025 Notes is payable semi-annually in arrears on April 7 and October 7 of each year, beginning on October 7, 2020, to holders of record on the preceding March 23 and September 22, as the case may be. Interest on the 2030 Notes is payable semi-annually in arrears on April 8 and October 8 of each year, beginning on October 8, 2020, to holders of record on the preceding March 24 and September 23, as the case may be. The 2025 Notes will mature on April 7, 2025 and the 2030 Notes will mature on April 8, 2030.

The Company may, at its option, redeem some or all of the 2025 Notes or the 2030 Notes at the applicable make-whole price set forth in the 2025 Notes or the 2030 Notes (which shall be calculated with the applicable U.S. treasury rate plus, in each case, 45 basis points), plus, in each case, accrued and unpaid interest to, but not including, the date of redemption. In addition, at any time on or after (i) March 7, 2025 (one month prior to the maturity date of the 2025 Notes) and (ii) January 8, 2030 (three months prior to the maturity date of the 2030 Notes), the Company may redeem some or all of the applicable series of Notes at par, plus, in each case, accrued and unpaid interest to, but not including, the date of redemption. If the Company experiences certain change of control triggering events, the Company will be required to offer to repurchase the Notes at a purchase price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest to, but excluding, the date of repurchase.

The Indenture contains customary events of defaults and negative restrictions for notes of this type, such as limitations on secured debt.

The foregoing summary of the Indenture and the Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture and the forms of the Notes. Forms of the 2025 Notes and the 2030 Notes are filed hereto as Exhibits 4.1 and 4.2, respectively, and are incorporated herein by reference. The Indenture has been filed as Exhibit 4.3 to the Company’s automatic shelf registration statement on Form S-3 (File No. 333-237499).

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

4.1	Form of 3.050% Senior Notes due 2025.

4.2	Form of 3.500% Senior Notes due 2030.

5.1	Opinion of Kirkland & Ellis LLP.

23.1	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOX CORPORATION

By:	/s/ Viet D. Dinh
Name:	Viet D. Dinh
Title:	Chief Legal and Policy Officer

April 7, 2020